CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 333-18737 on Form N-1A of our report dated May 24, 2017, relating to the financial statements and financial highlights of the Metropolitan West Ultra Short Bond Fund, Metropolitan West Low Duration Bond Fund, Metropolitan West Intermediate Bond Fund, Metropolitan West Total Return Bond Fund, Metropolitan West High Yield Bond Fund, Metropolitan West Unconstrained Bond Fund, Metropolitan West Strategic Income Fund, Metropolitan West AlphaTrak 500 Fund, and Metropolitan West Floating Rate Income Fund, each a series of the Metropolitan West Funds (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2017, and to the references to us under the heading “Financial Highlights” in the Prospectus, under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and on the cover page of the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

July 26, 2017